Exhibit 99.2

MITOCAREX BIO LTD.

UNAUDITED INTERIM FINANCIAL STATEMENTS

As of June 30, 2025

U.S. DOLLARS IN THOUSAND

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MITOCAREX BIO LTD.

INTERIM BALANCE SHEETS (UNAUDITED)

U.S. dollars in thousands

		June 30,	December 31,
	Note	2025	2024
ASSETS

CURRENT ASSETS:

Cash and cash equivalents		168	259
Other account receivables and prepaid expenses		31	13

Total current assets		199	272

NON-CURRENT ASSETS:

Property and equipment, net		7	14

Total non-current assets		7	14

Total assets		206	286

LIABILITIES AND SHAREHOLDERS’ DEFICIT

CURRENT LIABILITIES:

Trade payables		8	3
Other account payables and accrued expenses		77	89
Short-term loan	4	758	250

Total current liabilities		843	342

Total liabilities		843	342

SHAREHOLDERS’ DEFICIT:

Ordinary shares of 0.01 NIS par value - 100,000 shares authorized at June 30, 2025 and December 31, 2024; 35,438 shares issued and outstanding at June 30, 2025 and December 31, 2024;		* )	* )
Additional paid-in capital		1,704	1,704
Accumulated deficit		(2,341)	(1,760)

Total shareholders’ deficit		(637)	(56)

Total liabilities and shareholders’ deficit		206	286

The accompanying notes are an integral part of the interim financial statements.

*) Represents less than $1.

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MITOCAREX BIO LTD.

INTERIM STATEMENTS OF OPERATIONS (UNAUDITED)

U.S. dollars in thousands

	Six months ended June 30,
	2025	2024

Operating expenses:
Research and development	446	311
General and administrative	123	79

Total operating expenses	569	390

Operating loss	569	390

Financial expenses, net	12	1

Loss	581	391

The accompanying notes are an integral part of the interim financial statements

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MITOCAREX BIO LTD.

INTERIM STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT) (UNAUDITED)

U.S. dollars in thousands, except share and per share data

	Ordinary shares			Additional paid-in	Accumulated	Total shareholders’ equity
	Number	Amount		capital	deficit	(deficit)

Balance as of January 1, 2024	28,842	*	)	1,104	(874)	230

Issuance of ordinary shares	6,596	*	)	600	-	600
Loss	-	-		-	(391)	(391)

Balance as of June 30, 2024	35,438	*	)	1,704	(1,265)	439

Balance as of December 31, 2024	35,438	*	)	1,704	(1,760)	(56)

Loss	-	-		-	(581)	(581)

Balance as of June 30, 2025	35,438	*	)	1,704	(2,341)	(637)

*) Represents an amount lower than $1.

The accompanying notes are an integral part of the interim financial statements.

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MITOCAREX BIO LTD.

INTERIM STATEMENTS OF CASH FLOWS (UNAUDITED)

U.S. dollars in thousands

	June 30,
	2025	2024
Cash flows from operating activities:

Loss	(581)	(391)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	8	11
Decrease (increase) in other account receivables and prepaid expenses	(18)	2
Increase in trade payables	5	9
Increase (decrease) in other account payable and accrued expenses	(12)	30
Accrued interest on short-term loan	8	-

Net cash used in operating activities	(590)	(339)

Cash flows from investing activities:

Purchase of property and equipment	(1)	(3)

Net cash used in investing activities	(1)	(3)

Cash flows from financing activities:

Issuance of Ordinary shares	-	600
Proceeds from short-term loan received	500	-

Net cash provided by financing activities	500	600

Increase (decrease) in cash and cash equivalents	(91)	258
Cash and cash equivalents at the beginning of the year	259	209

Cash and cash equivalents as of June 30, 2025	168	467

The accompanying notes are an integral part of the interim financial statements.

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MITOCAREX BIO LTD.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

U.S. dollars in thousands, except share and per share data

NOTE 1:-	GENERAL

a.	MitoCareX Bio Ltd. was incorporated on February 27, 2022. The Company commenced its operations on the same day and is engaged in the development of medical drugs for future cancer treatment.

b.	The Company has incurred recurring losses and negative cash flows since inception and has an accumulated deficit of $2,341. For the six months ended June 30, 2025, the Company used approximately $590 of cash in operations. The Company expects to continue to incur net losses and negative cash flows from operating activities for the foreseeable future. The Company’s ability to continue to operate is dependent upon raising additional funds to finance its activities. There are no assurances, however, that the Company will be successful in obtaining an adequate level of financing needed for the long-term operational and production activities. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The interim financial statements do not include any adjustments with respect to the carrying amounts of assets and liabilities and their classification that might be necessary should the Company be unable to continue as a going concern.

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES

The financial statements have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”), as follows:

a.	Interim financial statements:

The balance sheet as of December 31, 2024 was derived from the audited financial statements as of that date, but does not include all of the disclosures, including certain notes required by GAAP on an annual reporting basis. Therefore, these unaudited interim financial statements should be read in conjunction with the audited financial statements and the related notes thereto as of and for the year ended December 31, 2024.

In management’s opinion, the unaudited interim consolidated financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include only normal recurring adjustments necessary for the fair presentation of the Company’s financial position as of June 30, 2025, the Company’s interim results of operations and shareholders’ equity for the six months ended June 30, 2025 and 2024, and cash flows for the six months ended June 30, 2025 and 2024. The results for the six months ended June 30, 2025 are not necessarily indicative of the results to be expected for the full year ending December 31, 2025 or any other future interim or annual period.

The Company’s significant accounting policies are discussed in Note 2, Significant Accounting Policies, in the Company’s Annual Report for the year ended December 31, 2024. There have been no significant changes to these policies during the six months ended June 30, 2025.

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MITOCAREX BIO LTD.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

U.S. dollars in thousands, except share and per share data

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

b.	Use of estimates:

The preparation of the interim financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions. The Company’s management believes that the estimates, judgments and assumptions used are reasonable based upon information available at the time they are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the dates of the financial statements, and expenses during the reporting periods. Actual results could differ from those estimates.

c.	Financial statements in U.S. dollars:

The Company’s financing rounds and loans are denominated in United States dollars (“dollar” or “U.S. dollars”). The Company’s management believes that the dollar is the primary currency of the economic environment in which the Company operates. Thus, the functional and reporting currency of the Company is the dollar.

Accordingly, monetary accounts maintained in currencies other than the dollar are re-measured into dollars in accordance with Accounting Standards Codification (“ASC”) No. 830, Foreign Currency Matters. All transaction gains and losses from the re-measured monetary balance sheet items are reflected in the statements of comprehensive loss as financial income or expenses, as appropriate.

d.	Concentrations of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents.

Cash and cash equivalents and are invested in a major bank in Israel. Generally, these cash equivalents may be redeemed upon demand and, therefore management believes that they bear lower risk.

e.	Fair value of financial instruments

Fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability. A three-tier fair value hierarchy is established as a basis for considering such assumptions and for inputs used in the valuation methodologies in measuring fair value:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that can be accessed at the measurement date.

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MITOCAREX BIO LTD.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

U.S. dollars in thousands, except share and per share data

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Level 2 - Inputs are quoted prices for similar assets and liabilities in active markets or inputs that are observable for the assets or liabilities, either directly or indirectly through market corroboration, for substantially the full term of the financial instruments.

Level 3 - Inputs are unobservable inputs based on the Company’s own assumptions used to measure assets and liabilities at fair value. The inputs require significant management judgment or estimation.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value

The carrying amounts reported in the balance sheet of cash and cash equivalents, other account receivables and prepaid expenses, other account payables and accrued expenses and employees and payroll related accruals approximate their fair value due to the short-term maturity of such instruments

f.	Recently issued but not yet adopted accounting standards:

1.	In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740), Improvements to Income Tax Disclosures, which requires disaggregated information about the effective tax rate reconciliation as well as information on income taxes paid. The guidance will be effective for the Company for annual periods beginning January 1, 2026, with early adoption permitted. The Company is currently evaluating the impact of the ASU on its financial statement disclosures

2.	In November 2024, the FASB issued ASU 2024-03, Income Statement – Reporting Comprehensive Income – Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses. This ASU requires an entity to disclose the amounts of purchases of inventory, employee compensation, depreciation, and intangible asset amortization included in each relevant expense caption. It also requires an entity to include certain amounts that are already required to be disclosed under current GAAP in the same disclosure. Additionally, it requires an entity to disclose a qualitative description of the amounts remaining in relevant expense captions that are not separately disaggregated quantitatively, and to disclose the total amount of selling expenses and, in annual reporting periods, an entity’s definition of selling expenses. The amendments in the ASU are effective for annual reporting periods beginning after December 15, 2026. The Company is currently evaluating the impact of the ASU on its financial statement disclosures.

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MITOCAREX BIO LTD.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

U.S. dollars in thousands, except share and per share data

NOTE 3:	SECURITIES PURCHASE AND EXCHANGE AGREEMENT

On February 25, 2025, N2OFF, Inc., a Nevada corporation, entered into a Securities Purchase and Exchange Agreement (the “Agreement”) with the Company. pursuant to which N2OFF will acquire from each of the Company’s owners their respective ordinary shares, nominal (par) value NIS 0.01 each, thereby resulting in the Company becoming a wholly owned subsidiary of N2OFF. The closing of the Agreement is contingent upon, among other customary obligations, obtaining approval of N2OFF’s stockholders by the requisite majority.

NOTE 4:	SHORT-TERM LOAN AGREEMENT

a.	On December 22, 2024, the Company entered into a loan agreement with N2OFF (the “Lender”), as the lender (The “Loan”) for a principal amount of $250 to be repaid in 6 months. The loan agreement amounts bear interest at an annual rate of 3% to be repaid at maturity.

Under the loan agreement, L.I.A Pure Capital Ltd., a related party, provided a guarantee to the lender for the full loan amount.

As of June 30, 2025, accrued interest was approximately $3.

a.	On March 12, 2025, the Company entered into an additional loan agreement (The “Second Loan”) with the Lender for a principal amount of $250 to be repaid in 6 months. The loan agreement amounts bear interest at an annual rate of 3% to be repaid at maturity.

Under the loan agreement, L.I.A Pure Capital Ltd., a related party, provided a guarantee to the lender for the full loan amount.

As of June 30, 2025, accrued interest was approximately $4.

b.	On May 22, 2025, the Company entered into a third loan agreement (the “Third Loan”) with the Lender for a principal amount of $250 to be repaid in 6 months. The loan agreement amounts bear interest at an annual rate of 3% to be repaid at maturity.

Under the loan agreement, L.I.A Pure Capital Ltd., a related party, provided a guarantee to the lender for the full loan amount.

As of June 30, 2025, accrued interest was approximately $1.

b.	On May 22, 2025, the company signed an Amendment to the First and Second Loans agreements, which extended the loans maturity date by 6 additional months. The Company accounted for the amendment as a debt modification.

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MITOCAREX BIO LTD.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

U.S. dollars in thousands, except share and per share data

NOTE 5:	SUBSEQUENT EVENTS

a.	On July 23, 2025, the Company, together with its shareholders and N2OFF Inc., executed a second amendment to the Securities Purchase and Exchange Agreement originally signed on February 25, 2025. Pursuant to the amendment, the outside date for the closing of the transaction was extended by an additional 90 days, such that either party may terminate the agreement if the closing has not occurred within 270 days from the original signing date, i.e., by November 23, 2025.

b.	On August 17, 2025, the Company entered into a fourth loan agreement (the “Fourth Loan”) with the Lender to be repaid in 6 months. Under the terms of the Loan, the Lender agreed to lend $372 to the Company to be provided in three installments as follows: $200 upon execution of the agreement, $86 on September 15, 2025, and $86 on October 15, 2025. The loan agreement amounts bear interest of 3%.

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